STOCK SUBSCRIPTION AGREEMENT

         THIS STOCK SUBSCRIPTION AGREEMENT (the "Agreement") is made and entered into on this _______ day of ______________, 2000, by and between Agate Technologies, Inc., a Delaware corporation ("AGATE" or the "Company") and ________________________, a resident of the State of ________________ (the
"Purchaser").

                                    RECITALS

A.       AGATE is in the process of selling approximately 2,000,000 units (the
         "Units").

B. Having had an opportunity to discuss the Company's business and prospects with the principals, officers, and/or representatives of AGATE, the Purchaser has expressed an interest in purchasing the Units of AGATE and AGATE has expressed an interest in selling such Units, on the terms and conditions set forth in this Agreement.

C. If and when accepted by AGATE, this Agreement shall constitute a subscription for Units in the amount set forth herein. Each part of this Agreement must be completed by the Purchaser and, by his or her execution below, he or she acknowledges and understands that the Company is relying upon the accuracy and completeness of this document in complying with its obligations under applicable securities laws.

                                    AGREEMENT

         NOW, THEREFORE, in exchange for the consideration and mutual covenants and agreements set forth in this Agreement, the parties hereto hereby represent, warrant and agree as follows:

1. PURCHASE OF UNITS. Purchaser agrees to purchase, and AGATE agrees to sell, units of AGATE, each unit to contain one share of Common Stock ("Share") and one warrant ("Warrant") to acquire an additional share of common stock, at an exercise price of $1.00, payable within six months of the date of purchase of the unit (the Warrant and Share together comprising the "Unit"). The price, per Unit, is $1.00. The minimum purchase required by an individual investor is 5,000 Units ($5,000). However, the Company reserves the right, at its sole discretion, to waive such minimum investment requirement, and further reserves the right to reject any subscription for any reason.

2. METHOD OF SUBSCRIPTION. The Purchaser understands that before his or her subscription for the Units will be accepted, he or she must have completed, executed, acknowledged, sworn to (where required) and delivered to the Company, the following:

         a.       This Subscription Agreement; and

                                       1

         b. Cash, check, wire transfer or other form of certified funds payable to the order of "Agate Technologies, Inc." in the amount of $1.00 for each Unit subscribed.

         The Purchaser further agrees that this subscription is and shall be irrevocable, but the obligations hereunder will terminate if this subscription is not accepted by the Company in whole or in part, by the Closing Date, October 31, 2000 (unless extended by the Company). The Purchaser understands that the Company will notify him or her whether this subscription has been accepted or rejected, in whole or in part, within ten (10) days after delivery to the Company or the Closing Date, whichever is first. If this subscription is rejected by the Company, all funds and documents tendered by the Purchaser shall be returned promptly, without interest or deduction. It is understood that the Company shall have the sole discretion of determining which of the subscriptions should be rejected.

3. THE UNITS. Each Unit consists of one common share, $0.0001 par value, and one Warrant to acquire a common share at a purchase price of $1.00. Any shares will have voting rights equal to all other outstanding common shares of stock of the Company. The shares of Common Stock issuable upon purchase of Units (and/or exercise of Warrants) in this Offering, when issued in accordance with the terms of the Offering, will be fully paid and non-assessable.

4. PROCEEDS OF SALE. Purchaser acknowledges and agrees that Purchaser is acquiring Units of AGATE, that AGATE is the seller of such Units and that the proceeds of the sale are accordingly being paid to AGATE. All money paid by Purchaser to acquire AGATE Units shall be deposited into the bank accounts of AGATE and shall thereafter be available to AGATE to use for the purposes of AGATE.

5. STOCK RESTRICTIONS. The securities being sold under this Agreement are being issued pursuant to private offering exemptions from registration under the federal securities laws and qualification under state securities laws. Therefore, the securities being issued under this Agreement are restricted and not freely tradable and will not be freely tradable unless such restrictions lapse and the stock is subsequently registered or otherwise becomes transferable in compliance with certain securities regulations, such as Rule 144 under the Securities Act of 1933, as amended (the "Act"), further described at paragraph 5(a)(viii).

6. REPRESENTATIONS AND WARRANTIES OF PURCHASER. In agreeing to purchase the Units of AGATE as described in this Agreement, the Purchaser hereby represents and warrants to AGATE that:

         a.       INVESTMENT REPRESENTATIONS.

                  i. The Purchaser is experienced in evaluating and investing in highly speculative companies such as AGATE.

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

                  ii. Prior to entering into this Agreement, the Purchaser had a pre-existing relationship with AGATE, and/or their principals, officers, directors, agents and/or representatives.

                  iii. The Purchaser has had an opportunity to discuss AGATE's business, management and financial affairs with AGATE's management and has had the opportunity to inspect AGATE's books and records. The Purchaser has made his or her own independent investigation of AGATE and has been furnished with such information relating to AGATE as the Purchaser has requested. The Purchaser hereby represents that the Purchaser has had a reasonable time to review and investigate all matters and information which the Investor believes might be material to his or her investment in AGATE's securities, and that the Purchaser is aware that AGATE is relying on the accuracy of such representations in agreeing to offer the Units to the Purchaser at this time.

                  iv. In making his or her decision to purchase the Units pursuant to this Agreement, the Purchaser has relied solely upon the information furnished or made available by AGATE described in this Agreement and on the Purchaser's own analysis and due diligence.

                  v. The Purchaser understands that no federal or state agency has passed upon an investment in the Units or made any finding or determination as to the advisability or fairness of an investment in the Units.

                  vi. The Purchaser understands that the Purchaser must bear the economic risk of investment in the Units for an indefinite period of time, as the Units have not been registered under the Act and, therefore, cannot be sold unless they are either subsequently registered under the Act or an exemption from such registration is available.

                  vii. The Purchaser understands that there can be no assurance that AGATE will be able to fulfill its Business Plan or achieve its goals with the proceeds raised under this exempt private offering, that it may be necessary for AGATE to raise additional investment capital or that AGATE will be successful in raising such additional capital should such a need arise. Accordingly, the Purchaser understands that an investment in the Units of AGATE bears a high degree of risk, is speculative and may result in the entire loss of the Purchaser's investment.

                  viii. The Purchaser understands that he or she may not resell the Units if he or she is deemed to have engaged in a distribution of the Units or otherwise deemed to be an underwriter thereof, unless he or she registers the sale with the Securities and Exchange Commission. Purchaser is further aware of the provisions of Rule 144 promulgated under the Act ("Rule 144"), which sets forth the conditions under which a seller of "restricted securities," as that term is defined in the Rule, shall be deemed not to be engaged in a distribution of such securities and therefore not an underwriter thereof. Purchaser understands and acknowledges that the Units are "restricted securities," as defined in Rule 144, and that the sale of the Units by Purchaser may not be made except in compliance with Rule 144. Rule 144 includes, but is not limited to, the following conditions: (1) sales of restricted securities may not be made (a) less than one year after such purchaser has purchased and paid for the security to be sold, subject to volume limitations and other conditions of the Rule, or (b) by non-affiliates, not less than two years after the securities to be sold have been purchased and paid for; (2) sales must be made through a "broker's transaction;" and (3) AGATE must satisfy certain current public information requirements under the Rule. AGATE presently does satisfy the current public information requirements of Rule 144.

                  ix. The Purchaser is acquiring the Shares for investment for the Purchaser's own account and not with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the Units have not been registered under the Act by reason of one or more exemptions from the registration provisions of the Act, which requires, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein.

                  x. The Purchaser is authorized and otherwise duly qualified to purchase and hold the Shares, and has his or her principal residence or place of business at the address designated by the Purchaser at the end of this Agreement.

                  xi. The Purchaser represents that the Purchaser is an "Accredited Investor" under the Act by virtue of having (PLEASE INITIAL WHERE APPLICABLE):

                  __________        An individual net worth, or joint net worth
                                    with the Purchaser's spouse, in excess of $
                                    1,000,000; or

                  __________        An individual net income in excess of
                                    $200,000 in each of the two most recent
                                    years, or joint net income with the
                                    Purchaser's spouse in excess of $300,000 in each of those years, and a reasonable expectation of reaching the same income level in the current year; or

                  __________        A bank or savings and loan association
                                    acting in either its individual or a
                                    fiduciary capacity; any broker/dealer
                                    registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;
                                    an insurance company; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in that Act; a Small Business
                                    Investment Partnership licensed by the U.S.
                                    Small Business Administration; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of
                                    1974, so long as the decision to invest in the Partnership is being made by a fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 at the date hereof, or is a self-directed plan, with investment decisions made solely by persons that are accredited investors; or a private business development company as defined in Section
                                    202(a)(22) of the Investment Advisors Act of
                                    1940; or a corporation, partnership or other entity in which all of the equity owners qualify as accredited investors under any one or more of the previous categories.

                  xii. The Purchaser hereby indemnifies and holds harmless AGATE and any of AGATE's officers, employees, shareholders, agents, directors or control persons ("Indemnified Persons") who was or is a party or is threatened to be made a party to any pending or threatened action, suit or proceeding arising from any misrepresentation or omission of material facts by the Purchaser, including without limitation the information in this Agreement, against losses, liabilities or expenses of the Indemnified Persons (including attorneys' fees, judgments, fines and amounts paid in settlement) actually incurred by such person or entity in connection with such action, suit or proceeding.

                  xiii. If the Purchaser is more than one person, the obligations of the Purchaser shall be joint and several and the representations and warranties herein contained shall be deemed to be made by and be binding upon each such person and his or her heirs, executors, administrators, successors and assigns.

         b. FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Units, including any distribution to any partners of the Purchaser, unless and until there is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or Purchaser delivers to AGATE an opinion of legal counsel that is acceptable, in the sole discretion of AGATE, that such disposition will not require registration of such Units under the Act.

         c. LEGENDS. It is understood that the certificate(s) representing the Units may bear one or all of the following restrictive legends:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THAT ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER";

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT";

                  "THE Units REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO THAT CERTAIN STOCK SUBSCRIPTION AGREEMENT DATED _________________ BETWEEN THE COMPANY AND THE ISSUEE WHICH RESTRICTS THE TRANSFERABILITY OF THESE Units";

                  and/or such other legend or legends as AGATE and its counsel deem necessary or appropriate.

         d. ACKNOWLEDGMENT OF RISK FACTORS. The Purchaser acknowledges that an investment in the Units of AGATE is highly speculative and subject to significant risks. Therefore, the Purchaser represents that he or she has the financial capability of bearing the loss of the Purchaser's entire investment in the Units. In addition to the investment risks discussed in other sections of this Agreement, the Purchaser represents and warrants that he or she acknowledges and understands the following risk factors associated with AGATE and the purchase of its Units.

7. REPRESENTATIONS AND WARRANTIES OF AGATE. In agreeing to sell the Units to the Purchaser, AGATE hereby represents and warrants to the
         Purchaser:

         a. AUTHORIZATION. All corporate action on the part of AGATE, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of AGATE hereunder, including the issuance, sale and delivery of the Units, has been taken or will be taken prior to the Closing. Upon execution and delivery, this Agreement will be a valid and binding obligation of AGATE enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and by general equitable principles.

         b. GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of AGATE is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of securities of AGATE hereunder, except such as has already been obtained or as is not required to be obtained prior to the Closing.

         c. COMPLIANCE WITH OTHER INSTRUMENTS. AGATE is not and shall not be in violation or default of any provision of (i) their Articles of Incorporation or Bylaws, as amended and in effect on and as of the date of the Closing, or (ii) any material contract, agreement or instrument to which it is a party or by which it is bound or, to its knowledge, may be bound or (iii) any federal, state or local judgment, writ, decree, order, statute, rule or governmental regulation applicable to AGATE. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or contravene or constitute, with or without the passage of time and giving of notice, either a default under any such provision or result in the creation or imposition of any lien, charge or encumbrance upon any assets of AGATE.

         d. CORPORATE DOCUMENTS. The Articles of Incorporation and Bylaws of AGATE will be provided or made available to the Purchaser, upon request, for review and approval prior to the Closing.

         e. SECURITIES LAWS. Based in part upon the representations of the Purchaser, the issuance, sale and delivery of the Units pursuant to the terms of this Agreement shall be exempt from the registration requirements of Section 5 of the "Act" by virtue of Sections 3 and 4(2) thereof.

         f. PERFORMANCE. AGATE shall have materially performed and complied with all material agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before each Closing.

         g. PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident thereto shall be reasonably satisfactory in form and substance to the Purchaser. The Purchaser shall have received all such counterparts, originals and certified or other copies of such documents as the Purchaser may reasonably request.

         The foregoing representations and warranties of AGATE contained shall be true on and as of the date of Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

8.       MISCELLANEOUS PROVISIONS.

         a. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

         b. ASSIGNABILITY. This Subscription Agreement is neither transferrable nor assignable by the Purchaser.

         c. NOTICES. All notices, consents and other communications hereunder shall be in writing and shall be deemed given when delivered personally, by facsimile, with receipt confirmed, provided that an original counterpart is promptly mailed by registered or certified mail, five days after being mailed by registered or certified mail, postage prepaid, or when received by the addressee, if sent by Express Mail, Federal Express, United Parcel Service, DHL or other express delivery or courier service, in each case to the appropriate address or facsimile number of the parties at their respective addresses set forth below, or to such other address or facsimile number for a party as shall be specified by like notice (provided that notices of a change of address or facsimile number shall be effective only upon receipt):

                  i.       If to Agate:

                           Agate Technologies, Inc.
                           519 Montagues Expressway
                           Milpitas, California 95035
                           Facsimile: (408) 956-7956
                           Attn: Shirley Ooi, Chief Financial Officer

                           Or such other address which AGATE may designate as a business address.

                  ii.      If to the Purchaser:

                           ------------------------------

                           ------------------------------

                           ------------------------------

                           ------------------------------

                           Or such other address that the Purchaser may designate as a business address.

         d. MODIFICATIONS. The provisions of this Agreement may be waived, altered, amended or repealed, in whole or in part, only upon the written consent of all parties to this Agreement.

         e. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California with venue for the resolution of any claims or disputes arising hereunder to be in the Superior Court of the State of California for the County of Los Angeles.

         f. SUCCESSORS. Anything in this Agreement to the contrary notwithstanding, this Agreement shall be binding upon, and shall inure to the benefit of, the heirs, successors or assigns of AGATE and the Purchaser.

         g. FURTHER ASSURANCES. Each of the parties hereto agrees that, during the term of this Agreement, such party will take such reasonable actions and shall execute such additional documents and instruments as may be necessary and appropriate to give effect to the purposes and the provisions of this Agreement.

         h. REMEDIES. The parties hereto shall have all remedies for breach of this Agreement available to them provided by law or equity. Without limiting the generality of the foregoing, the parties agree that, in addition to all other rights and remedies available at law or in equity, the parties shall be entitled to obtain specific performance of the obligations of each party to this Agreement and immediate injunctive relief and that in the event any action or proceeding is brought in equity to enforce the same, no Unitholder will proffer, as a defense, that there is an adequate remedy at law.

         i. ATTORNEY'S FEES. Should any dispute arise between the parties to this Agreement regarding the rights, remedies or relief afforded by this Agreement, then, in addition to the relief the prevailing party may be awarded by a court or arbitrator, that party shall also be entitled to actual attorneys' fees incurred by him or her.

         j. COUNTERPARTS. This Agreement may be executed in two or more counterparts, including facsimile copies, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         k. SUBSEQUENT EVENTS. Subsequent to the date of the Company's latest SEC filing, the Company has completed a private placement of $107,250, in exchange for 214,500 shares (12 Sep.); borrowed a total of $327,500 in the form of short term loans from officers for operating capital (25 Sep); and tentatively engaed the services of a new VP for Business Development, Mr. Jim Plant, and Mr. Koh Hee Chang as Chief Technology Officer. Vincent Ooi has resigned in anticipation of Mr. Plant's hiring.

9.       AMOUNT OF SUBSCRIPTION.

         a.       Number of Units of the Company              ________________

         b.       Total Capital Contribution
                  ($5,000 minimum, per Investor)              $  ______________

10. FORM OF OWNERSHIP FOR UNITS. The undersigned elects to hold title to the Units subscribed for herein as follows (check one):

         [ ]  Individual Ownership
                  (one signature required)

         [ ]  Community Property
                  (one signature required if interest held in one name (i.e., managing spouse), two signatures required if Units held in both names)

         [ ]  Tenants in Common
                  (both parties must sign)

         [ ]  Joint Tenants with Right of Survivorship (both parties must sign)

         [ ]  Trust
                  (include name of trust, name of trustee, date trust was formed and a copy of the Trust Agreement or other authorization)

         [ ]  Partnership
                  (include a copy of the Statement of Partnership or Partnership Agreement authorizing signature)

         [ ]  Corporation
                  (include certified corporate resolution authorizing signature)

         [ ]  Qualified Retirement Plan (or IRA)



--------------------------------------------------------------------------------
(Print the exact name (registration) Subscriber desires on account) // Soc. Sec. # or Tax I.D. #

SOCIAL SECURITY OR TAXPAYER I.D. NUMBER MUST APPEAR ABOVE OR WITHHOLDING PROVISIONS WILL BE IMPOSED UPON THE COMPANY.

(If a trust, date trust established and name of trustee:
__________________________________)

(Note: Investors should seek the advice of an attorney in deciding in which of the above forms to take ownership of the Units. Different forms of ownership can have varying gift tax, estate tax, income tax and other consequences, depending on the state of the Purchaser's domicile and his or her particular personal circumstances.)


         IN WITNESS WHEREOF, subject to acceptance by the Company, the undersigned has completed and executed this Subscription Agreement as of the day and year first above written.


PURCHASER #1                                    PURCHASER #2


-----------------------------                   -----------------------------
Signature                                       Signature

-----------------------------                   -----------------------------
Name (Please Print)                             Name (Please Print)

-----------------------------                   -----------------------------
Address                                         Address

-----------------------------                   -----------------------------


-----------------------------                   -----------------------------
E-mail                                          E-mail

-----------------------------                   -----------------------------
Telephone Number                                Telephone Number


A copy of this Subscription Agreement will be returned to you when countersigned below. The Company has accepted this Subscription this _______ day of ______________, 2000.


                                        AGATE TECHNOLOGIES, INC.


                                        By:____________________________________
                                           Shirley Ooi, Chief Financial Officer